Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 24, 2026, with respect to the consolidated financial statements of Wells Fargo & Company and Subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

Charlotte, North Carolina
February 27, 2026